1

                                EXHIBIT 10.10.1

                                FIRST AMENDMENT
                                       TO
                          CHANGE OF CONTROL AGREEMENT

     This First Amendment to Change of Control Agreement ("First Amendment") is made as of May 25, 1995 by and between LAURENTIAN CAPITAL CORPORATION, a Delaware corporation (the "Company"), and BERNHARD M. KOCH ("Executive").

                                R E C I T A L S:

     WHEREAS, the Company and Executive are parties to a Change of Control Agreement dated December 22, 1994 (the "Agreement"); and,

     WHEREAS, to induce American Annuity Group and its subsidiary L.Q. Acquisition Corp. (the "AAG Parties") to enter into an Agreement and Plan of Merger with the Company (the "Merger Agreement"), the Company and Executive desire to amend the Agreement in certain particulars; and,

     WHEREAS, the AAG Parties will not enter into the Merger Agreement unless the Company and Executive execute and deliver this First Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained hereinafter, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Amendment of Agreement. The Agreement is hereby amended by adding thereto the following Section:

          18. NON-COMPETITION COVENANT.

               (a) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive, Executive covenants as follows:

                    (i) Termination during Post-Change Period.

                         (A) In the event that Executive's employment by the
                    Company is terminated for any reason specified in Section 3(a) during the Post-Change Period and the Total Severance Amount is paid to Executive in accordance in all material respects with Section 3, Executive shall not Compete (as defined in Section 18(d)) for a period of two years following the date Executive's employment by the Company is terminated.

                         (B) In the event that Executive's employment by the
                    Company is terminated during the Post-Change Period for any reason other than as specified in Section 3(a), Executive shall not Compete (as defined in Section 18(d)) for a period of one year following the date Executive's employment by the Company is terminated.

                                       2
                                  Page 16 of 99

                    (ii) Termination During Subsequent Two Years.

                         (A) In the event that Executive's employment by the
                    Company is terminated during the two-year period immediately following the Post-Change Period for any reason specified in
                    Section 3(a), the Company shall (x) pay Executive a severance payment calculated in accordance with Section 3(b), except that the amounts described in Section 3(b)(i) and 3(b)(ii) shall be multiplied by "one (1)" instead of "two (2)," and (y) allow Executive to opt to continue to participate in the plans described in Section 3(c) in the manner described therein, except that the period for such continued participation shall be "one (1) year" instead of "two (2) years," and Executive shall not Compete (as defined in Section 18(d)) for a period of one year following the date Executive's employment by the Company is terminated.

                         (B) In the event that Executive's employment by the
                    Company is terminated during the two-year period immediately following the Post-Change Period for any reason other than as specified in Section 3(a), Executive shall not Compete (as defined in Section 18(d)) for a period

                                       3
                                  Page 17 of 99
                    of one year following the date Executive's employment by the Company is terminated.

               (b) It is expressly agreed that nothing in the foregoing Section 18(a) is intended to restrict or prohibit the ownership by Executive of stock or other securities of a publicly-held corporation in which Executive does not possess beneficial ownership of more than five percent (5%) of the voting stock of such corporation or participate in any management or advisory capacity.

               (c) Executive acknowledges and agrees that monetary damages will not be an adequate remedy for breach by Executive of any of the provisions contained in Section 18(a), and that irreparable injury will result to the Company, its shareholders and their respective successors in interest in the event of any breach or threatened breach by Executive of Section 18(a). Accordingly, Executive agrees that, in addition to any remedy available at law, the Company shall be entitled to obtain a temporary restraining order, a preliminary injunction and other equitable relief without the need to post bond or other security in the event of any breach or threatened breach by Executive of any of the covenants set forth in Section 18(a).

                                       4
                                  Page 18 of 99

               (d) For purposes of this Section 18, "Compete" shall mean any of the following:

                    (i) engage, directly or indirectly, as an employee, officer, director, consultant, shareholder, investor, partner or otherwise, in the United States of America and its territories and possessions, in any of the following: (x) the business of marketing, distributing and selling pre-need funeral insurance products; (y) the business of marketing, distributing and selling funeral trust products; or (z) the business of marketing, distributing and selling insurance products to or through credit unions or to the members of credit unions (by virtue of their status as such); or

                    (ii) without the prior written consent of the Company,
               directly or indirectly solicit the employment, consulting or other services of any other employee of the Company or any of its affiliates, or otherwise induce any of such employees to leave the employment of the Company or such affiliates or to breach an employment agreement therewith; or

                    (iii) interfere in any contractual or other business
               relationship between the Company (or any of its affiliates) and any customer, distributor, vendor or supplier of the Company (or such affiliate).

                                       5
                                  Page 19 of 99

               (e) Executive further covenants that, in the event that Executive's employment by the Company is terminated for any reason, Executive shall not disparage or otherwise adversely comment upon or with respect to the Company, its officers, directors, shareholders, owners or their respective affiliates.

2.   Miscellaneous.

     (a) If the final judgment of a court of competent jurisdiction declares that any term or provision of this First Amendment is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid or enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this First Amendment shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (b) Nothing in this Agreement shall limit, or shall be in derogation of, the Company's rights or remedies under federal or state statutes or decisional law pertaining to unfair competition.

                                       6
                                  Page 20 of 99

     (c) No amendment of this Agreement shall be valid unless the same shall be in writing and signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto agree that American Annuity Group is an intended beneficiary of this First Amendment. Except as expressly amended by this First Amendment, the Agreement shall remain in full force and effect as originally executed and delivered.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

                                        LAURENTIAN CAPITAL CORPORATION

                                        By: /s/ Claude Castonguay
                                        ----------------------------------------
                                        Name: Claude Castonguay
                                        Title: Chairman

                                        /s/ Bernhard M. Koch
                                        ----------------------------------------
                                        BERNHARD M. KOCH

                                       7
                                  Page 21 of 99